Exhibit 99.1

Landos Biopharma Expands Board of Directors with Appointment of Alka Batycky, Ph.D.

NEW YORK, May 30, 2023 –– Landos Biopharma, Inc. (NASDAQ: LABP), a clinical-stage biopharmaceutical company developing novel, oral medicines for patients with autoimmune diseases, today announced the appointment of Alka Batycky, Ph.D. to its Board of Directors and Audit Committee.

“Dr. Batycky is an accomplished biopharmaceutical executive and an important addition to Landos’ Board,” said Gregory Oakes, President and CEO of Landos. “Dr. Batycky has a proven track record, and we look forward to her contributions as we execute upon our focused strategy in immunology.”

Dr. Batycky brings with her over 25 years of global drug development experience in the biopharmaceutical industry, spanning from early discovery through product approval across a broad range of therapeutic areas. Dr. Batycky’s expansive skill set includes corporate strategy, regulatory affairs and research and development. Most recently, Dr. Batycky served as Chief Development Officer at Finch Therapeutics. Prior to this, she held executive leadership positions at various biopharmaceutical companies including Ohana Biosciences, Akashi Therapeutics, Warp Drive Bio and AMAG Pharmaceuticals. She also has held positions of increasing responsibility at CombinatoRx, Synta Pharmaceuticals, Alkermes and GSK.

Dr. Batycky received her undergraduate and doctoral degrees at the University of London, School of Pharmacy and conducted post-doctoral research at the Medical Research Council, Leicester, UK.

“I am thrilled to join Landos at this pivotal juncture as the Company focuses on advancing the NX-13 clinical program in Ulcerative Colitis,” said Alka Batycky, Ph.D. “I look forward to working with Landos’ Board and management team to build shareholder value, while contributing my scientific and clinical expertise towards the goal of improving lives of patients with inflammatory bowel disease.”

About Landos Biopharma

Landos Biopharma is a clinical stage biopharmaceutical company focused on the development of first-in-class, oral therapeutics for patients with autoimmune diseases. Our mission is to create safer and more effective treatments that address the therapeutic gap in the current treatment paradigm.

We have a portfolio of novel targets anchoring two libraries of immunometabolic modulation pathways, including four potentially first-in-class, once-daily, oral therapies targeting eight indications in the immunology space.

We are currently focused on advancing the clinical development of NX-13 in UC. We initiated our NEXUS Phase 2 proof-of-concept trial in April 2023 and expect to report topline results by the fourth quarter of 2024.

For more information, please visit www.landosbiopharma.com.

Cautionary Note on Forward-Looking Statements

Statements in this press release about future expectations, plans and prospects for Landos Biopharma, Inc. (the “Company”), including statements about the Company’s strategy, clinical development and regulatory plans for its product candidates and other statements containing the words “anticipate”, “plan”, “expect”, “may”, “will”, “could”, “believe”, “look forward”, “potential”, the negatives thereof, variations thereon and similar expressions, or any discussions of strategy constitute forward-looking statements. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: the uncertainties inherent in the initiation and enrollment of future clinical trials, including the Phase 2 trial of NX-13, availability and timing of data from such clinical trials, expectations for regulatory approvals, other matters that could affect the availability or commercial potential of the Company’s product candidates, our anticipated cash runway and other similar risks. Risks regarding the Company’s business are described in detail in its Securities and Exchange Commission (“SEC”) filings, including in its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, which are available on the SEC’s website at www.sec.gov. Additional information will be made available in other filings that the Company makes from time to time with the SEC. Such risks may be amplified by the impacts of the COVID-19 pandemic. In addition, the forward-looking statements included in this press release represent the Company’s views only as of the date hereof. The Company anticipates that subsequent events and developments will cause the Company’s views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so, except as may be required by law. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date hereof.

Contacts

Patrick Truesdell, Vice President, Controller and Principal Accounting Officer

Landos Biopharma

ir@landosbiopharma.com

John Mullaly

LifeSci Advisors, LLC

jmullaly@lifesciadvisors.com